UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2008

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA		98225
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

Private Placement Financing

Pengram Corporation (the “Company”) announces that its Board of Directors has approved a private placement of up to 1,000,000 units at a price of $0.08 per unit for aggregate gross proceeds of $80,000 (the “Offering”). Each unit consists of one share of the Company’s common stock and one share purchase warrant. Each warrant will entitle the holder to purchase an additional share of the Company’s common stock at a price of $0.10 exercisable for a period of two years from the date of issuance of the units.

The proceeds of the Offering will be used to fund the Company’s business and for working capital purposes. The Offering will be completed pursuant to the provisions of Regulation S of the United States Securities Act of 1933. There is no assurance that the Offering will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: April 14, 2008
	By:	/s/ Bernie J. Hoing

Name: Bernie J. Hoing
Title: President, Secretary and Treasurer